UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 22, 2010

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-34284 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

5th Floor, South Block, Building 11, Shenzhen Software Park, Zhongke 2nd Road, Nanshan District,
Shenzhen, PRC 518000
(Address of principal executive offices) (zip code)

86 755 83668489
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On October 22, 2010, the board of directors of the Company unanimously passed and approved by written consent revised Code of Ethics, Nominating Committee Charter, Compensation Committee Charter and Audit Committee Charter to comply with the corporate governance requirements of the New York Stock Exchange (“NYSE”) Listed Company Manual.

In particular, the Company (i) introduced compliance standards and procedures that it believes will facilitate the effective operation of the code, (ii) required any waiver of the code for executive officers or directors may be made only by the board or a board committee and (iii) specifically addressed important topics such as “conflicts of interest”, “corporate opportunities”, “confidentiality”, “fair dealing”, “protection and proper use of listed company assets”, “compliance with laws, rules and regulations (including insider trading laws)” and “encouraging the reporting of any illegal or unethical behavior”.   The Company also introduced a Code of Ethics applicable specifically to its senior executive and financial officers in order to encourage the highest possible honest and ethical conduct from them.

The foregoing information is a summary of the Code of Ethics, is not complete, and is qualified in its entirety by reference to the full text of such Codes of Ethics, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Code of Ethics for a complete understanding of its provisions.

The Company’s revised Code of Ethics, Nominating Committee Charter, Compensation Committee Charter and Audit Committee Charter are also available on its website, http://us.cnutg.com/ under the heading “Investors” and sub-headings “Corporate Governance” and “Governance Documents” from October 22, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	14.1	Code of Ethics
	99.1	Nominating Committee Charter
	99.2	Compensation Committee Charter
	99.3	Audit Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2010	UNIVERSAL TRAVEL GROUP

By: /s/ Jing Xie
Jing Xie
Chief Financial Officer